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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Maxim Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 16, 2004

Dear Stockholder:

        On behalf of the Board of Directors and management of Maxim Pharmaceuticals, Inc., I invite you to our Annual Meeting to be held on Thursday, February 19, 2004, 9:00 a.m. EST at the Waldorf Astoria, Norse Suite, 301 Park Avenue, New York, New York 10022.

        It is important to us that your shares be represented at the Annual Meeting whether or not you plan to attend. You can be sure your shares are voted at the meeting in accordance with your preferences by properly completing, signing and returning your proxy card in the enclosed envelope as soon as possible.

        We also invite those of you in Europe unable to attend the Annual Meeting to attend a management update meeting to be held Monday, February 23, 2004, 8:30 a.m. European Continent Time, at the Berns Hotel, Strindbergsalen, Nackstromsgatan 8, 111 47 Stockholm Sweden. If you plan to attend the European management update meeting you must still return your proxy card in advance of the Annual Meeting to ensure that your shares are voted at the Annual Meeting.

        We look forward to seeing you at either our Annual Meeting or our European management update.

                      Sincerely,

                      /s/  LARRY G. STAMBAUGH

                      Larry G. Stambaugh
                      Chairman of the Board

MAXIM PHARMACEUTICALS, INC.
8899 UNIVERSITY CENTER LANE, SUITE 400
SAN DIEGO, CALIFORNIA 92122
(858) 453-4040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 19, 2004

To the Stockholders of Maxim Pharmaceuticals, Inc.:

        Notice Is Hereby Given that the Annual Meeting of Stockholders of Maxim Pharmaceuticals, Inc. (the "Company") will be held on Thursday, February 19, 2004, at 9:00 a.m. EST at the Waldorf Astoria, Norse Suite, 301 Park Avenue, New York, New York 10022, for the following purposes:

1.
To elect three directors to hold office until the 2007 Annual Meeting of Stockholders.

2.
To consider and act upon a proposal to approve an amendment to the Company's 2001 Incentive Stock Option Plan (the "2001 Plan") to increase the aggregate number of shares of the Company's Common Stock (the "Common Stock") authorized for issuance under the 2001 Plan from 2,750,000 to 4,250,000 shares.

3.
To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 60,000,000 shares.

4.
To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending September 30, 2004.

5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on January 2, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

        Thank you for your continuing interest and support.

                      By order of the Board of Directors,

                      /s/  ANTHONY E. ALTIG

                      Anthony E. Altig
                      Secretary

San Diego, California
January 16, 2004

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

MAXIM PHARMACEUTICALS, INC.
8899 UNIVERSITY CENTER LANE, SUITE 400
SAN DIEGO, CALIFORNIA 92122
(858) 453-4040

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 19, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Maxim Pharmaceuticals, Inc., a Delaware corporation ("Maxim" or the "Company"), for use at the Annual Meeting of Stockholders to be held on February 19, 2004, at 9:00 a.m. EST (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Waldorf Astoria, Norse Suite, 301 Park Avenue, New York, New York 10022. The Company intends to mail this proxy statement and accompanying proxy card on or about January 16, 2004, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's Common Stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, other regular employees of the Company and/or The Altman Group. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company will pay The Altman Group $5,000 plus the reimbursement of expenses for its assistance in the solicitation of proxies.

Voting Rights and Outstanding Shares

        Only holders of record of Common Stock at the close of business on January 2, 2004 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 2, 2004, the Company had outstanding and entitled to vote 28,027,237 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. "Broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). With respect to Proposals 1, 2 and 4, abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes and broker non-votes have no effect and will not be counted towards the vote total for any proposal. For Proposal 3, abstentions and broker non-votes will have the same effect as "Against" votes.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 8899 University Center Lane, Suite 400, San Diego, California 92122, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2005 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is September 14, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so prior to December 21, 2004, but not earlier than November 21, 2004.

Proposal 1

Election Of Directors

        The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting of one to three directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines that such vacancy shall be filled by stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board is presently composed of seven members. There are three directors in the class whose term of office expires in 2004: Per-Olof Mårtensson, Larry G. Stambaugh and Wayne P. Yetter. Messrs. Mårtensson and Stambaugh are currently directors of the Company who were previously elected by the stockholders. In November 2003, the Board expanded the size of the Board to seven members and upon the recommendation of the Company's Governance and Nominating Committee, following an evaluation by such committee of Mr. Yetter's qualifications, elected Wayne P. Yetter to serve as a director. Mr. Yetter is the third director in the class of nominees that will serve until the 2004 Annual Meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. If elected at the Annual Meeting, each of the nominees will serve until the 2007 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2007 Annual Meeting

        Per-Olof Mårtensson, age 66, has served as a director of the Company from 1993 to 1995 and again beginning in 1996. Mr. Mårtensson is a director of Karo Bio AB, a pharmaceutical company, and has served as its Chairman since 2000, and from 1997 to 1998. From 1998 to 2000, and from 1991 to 1997, Mr. Mårtensson served as President and Chief Executive Officer of Karo Bio AB. Since 1990, Mr. Mårtensson has owned and operated POM Advisory Services AB, an independent consulting firm. Prior to 1990, Mr. Mårtensson served as Executive Vice President of Pharmacia AB and as President and Chief Executive Officer of AB LEO, both biopharmaceutical companies. Mr. Mårtensson currently serves on a number of boards including as the Chairman of the Board of BioInvent International AB and as the Vice Chairman of the Board of Photocure a/s.

        Larry G. Stambaugh, age 56, has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company.

        Wayne P. Yetter, age 58, is the founder of BioPharm Advisory, LLC. Mr. Yetter most recently served as Chairman of the Board of Directors and Chief Executive Officer of Synavant Inc., a pharmaceutical customer relationship management solutions company. From 1999 to 2000, Mr. Yetter served as Chief Operating Officer at IMS Health, Inc., which provides information services for the healthcare industry. From 1997 to 1999, he served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation. From 1991 to 1994, Mr. Yetter served as General Manager and then President of Astra Merck, a division of Merck & Co. From 1994 to 1997, he served as President and Chief Executive Officer of Astra Merck, Inc. Mr. Yetter currently serves on the Board of Directors of Transkaryotic Therapies, Inc. and Noven Pharmaceuticals, Inc.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Director Continuing in Office Until the 2005 Annual Meeting

        Gary E. Frashier, age 67, has served as a director of the Company since 1999. Mr. Frashier served as Chief Executive Officer of OSI Pharmaceuticals, a drug discovery company, from 1990 through 1998. He served as Chairman of the Board of Directors of OSI from 1997 through September 2000. Prior to OSI, Mr. Frashier served as Chief Executive Officer of Genex Corporation, led a management buy-out and served as Chief Executive Officer of Continental Water Systems, Inc., and served as Executive Vice President of Millipore Corporation. Mr. Frashier also serves as President and Principal of Management Associates, a provider of consulting services to entrepreneurial companies. Mr. Frashier serves as a director of two private biotechnology companies, Aderis Pharmaceuticals, Inc. and Merrimack Pharmaceuticals, Inc., for whom he serves as Chairman. He also serves on the board of Inex Pharmaceuticals, Inc., a Canadian public company.

Directors Continuing in Office Until the 2006 Annual Meeting

        F. Duwaine Townsen, age 70, has served as a director of the Company since 1993. Mr. Townsen is a General Partner and a founder of EndPoint Late-Stage Fund, a late-stage life science fund whose formation began in early 1999. Additionally, Mr. Townsen has served as a Managing Partner of Ventana Growth Funds, a group of five venture capital funds, since 1983. From 1961 to 1964, Mr. Townsen served as an auditor at Arthur Young, a predecessor public accounting firm to Ernst & Young LLP. Mr. Townsen is also a director emeritus of Cymer, Inc.

        Theodor H. Heinrichs, age 76, has served as a director of the Company since 1999. Mr. Heinrichs served as General Partner of the Hambrecht & Quist Life Science Venture from 1985 to 1997. Previously, Mr. Heinrichs also served as Chairman and Chief Executive Officer of Cutter Laboratories, Inc. and Chairman and Chief Executive Officer of Miles Laboratories, Inc.

        Robert L. Zerbe, M.D., age 53, is the Chief Executive Officer and Founder of QuatRx Pharmaceuticals Company, a private biopharmaceutical company. Until 2000, Dr. Zerbe was employed by Pfizer as the Senior Vice President of Global Research and Development and Director of Development Operations. From 1993 to 2000, Dr. Zerbe served at the Parke-Davis Pharmaceutical Research Division of Warner-Lambert as Senior Vice President Worldwide, Clinical Research and Development. From 1982 to 1993 Dr. Zerbe served in various senior research positions at Eli Lilly and Company. Dr. Zerbe also serves as a director of A.P. Pharma, a specialty pharmaceutical company.

Board Committees and Meetings

        The Board is composed of a majority of independent directors (as independence is defined in the NASD listing standards). During the fiscal year ended September 30, 2003, the Board held six meetings and acted by unanimous written consent one time. In addition, during the fiscal year ended September 30, 2003, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. The Company also encourages all members of the Board to attend the Company's annual meeting of stockholders each year. All members of the Board attended the Company's 2003 Annual Meeting.

        Stockholders may communicate with members of the Company's Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 8899 University Center Lane, Suite 400, San Diego, California 92122.

        The Board has also establised an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

  Audit Committee

        The Audit Committee oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. The Audit Committee is composed of Messrs. Heinrichs, Mårtensson and Townsen (Chairman). The Audit Committee met nine times during the fiscal year ended September 30, 2003.

        All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Company's Audit Committee Chairman, Mr. Townsen has been designated by the Board as the Audit Committee's financial expert. Mr. Townsen is independent of management, as such term is used in item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Audit Committee has adopted a written Audit Committee Charter that is attached as Exhibit A to these proxy materials.

  Compensation Committee

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of Messrs. Frashier (Chairman), Mårtensson and Zerbe. It met three times during the fiscal year ended September 30, 2003. All members of the Compensation Committee are independent of management (as independence is defined in the NASD listing standards).

  Governance and Nominating Committee

        The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board and committees thereof, nominates specific individuals to be elected as officers of the Company by the Board, establishes a process for monitoring compliance with the Company's Code of Business Conduct and Ethics and recommends guidelines and policies for corporate governance for adoption by the Board. The Governance and Nominating Committee is composed of Messrs. Mårtensson (Chairman), Frashier and Townsen. It met four times during the fiscal year ended September 30, 2003.

        All members of the Governance and Nominating Committee are independent of management (as independence is defined in the NASD listing standards). The Governance and Nominating Committee has adopted a written Governance and Nominating Committee Charter which is available on the Company's website at www.maxim.com.

        When considering a potential candidate for membership on the Company's Board, the Governance and Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. There are no differences in the manner in which the Governance and Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Company's Board by a stockholder. The Governance and Nominating Committee has not received any recommended nominations from any of the Company's stockholders in connection with the Annual Meeting.

        The Governance and Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 5(c) of the Company's Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to the secretary of the Company prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under "Stockholder Proposals." Such notice must be accompanied by the nominee's written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to the Company's employees, officers (including the Company's principal executive officer, principal financial officer and controller) and directors. The Company's Code of Business Conduct and Ethics is posted on the Company's website at www.maxim.com and can also be obtained free of charge by sending a request to the Company's Corporate Secretary at 8899 University Center Lane, Suite 400, San Diego, California 92122. Any changes or waivers to the Code of Business Conduct and Ethics for the Company's principal executive officer, principal financial officer, controller or persons performing similar functions will be disclosed on the Company's website.

Report of the Audit Committee of the Board of Directors(1)

         The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Company's Board. The members of the Audit Committee are Messrs. Heinrichs, Mårtensson and Townsen, Chairman. The Audit Committee recommends to the Board the selection of the Corporation's independent auditors.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the firm's independence from the Company and its management.

        Based on the Audit Committee's discussion with management and the independent auditors as well as the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 filed with the Securities and Exchange Commission.

  Theodor H. Heinrichs
  Per-Olof Mårtensson
  F. Duwaine Townsen, Chairman

Proposal 2

Approval Of Additional Shares For Issuance Under 2001 Incentive Stock Option Plan, As Amended

        In November 2003, the Board approved an amendment to the Company's 2001 Incentive Stock Option Plan ("2001 Plan") in the form attached hereto as Exhibit B, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the 2001 Plan from a total of 2,750,000 shares to 4,250,000 shares.

        As of December 31, 2003, 74,475 shares had been issued under the 2001 Plan, and options to purchase an aggregate of 1,979,528 shares at exercise prices ranging from $2.10 to $8.90 per share were outstanding. Excluding the increase of 1,500,000 shares for which stockholder approval is being sought pursuant to this Proposal 2, 695,997 shares (plus any shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for future grant under the 2001 Plan.

        Stockholders are requested in this Proposal 2 to approve the increase in the aggregate number of shares authorized for issuance under the 2001 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase in the aggregate number of shares authorized for issuance under the 2001 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        The essential features of the 2001 Plan are outlined below:

General

        The 2001 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 2001 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 2001 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of options.

Purpose

        The Board adopted the 2001 Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 101 employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2001 Plan.

Administration

        The Board administers the 2001 Plan. Subject to the provisions of the 2001 Plan, the Board has the power to construe and interpret the 2001 Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

        The Board has the power to delegate administration of the 2001 Plan to a committee. At the discretion of the Board, a committee may consist solely of two or more "outside directors" in accordance with Section 162(m) of the Code and/or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, the Board may delegate, to a committee of one or more members of the Board who are not "outside directors," the authority to grant options to non-officer employees and consultants. The Board has delegated administration to grant options to non-officer employees and consultants to a committee composed of a sole member of the Board, Larry G. Stambaugh. As used herein with respect to the 2001 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

        Except as described in the paragraph above, the regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 2001 Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension 2001 Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Eligibility

        Incentive stock options may be granted under the 2001 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options under the 2001 Plan.

        No incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 2001 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

        No employee may be granted options under the 2001 Plan exercisable for more than three hundred seventy-five thousand (375,000) shares of Common Stock during any calendar year ("Section 162(m) Limitation").

Stock Subject to the 2001 Plan

        If stockholders approve the increase in the aggregate number of shares authorized for issuance under the 2001 Plan pursuant to this Proposal 2, a total of 4,250,000 shares will be reserved for issuance under the 2001 Plan, representing an increase of 1,500,000 shares.

        As of December 31, 2003, 74,475 shares had been issued under the 2001 Plan, and options to purchase an aggregate of 1,979,528 shares at exercise prices ranging from $2.10 to $8.90 per share were outstanding. Excluding the increase of 1,500,000 shares for which stockholder approval is being sought pursuant to this Proposal 2, 695,997 shares (plus any shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for future grant under the 2001 Plan.

        If a grant expires or terminates unexercised or is forfeited, or if any shares are surrendered to the Company in connection with a grant, the shares subject to such award and the surrendered shares will become available for further grants under the 2001 Plan. If the Company reacquires unvested stock issued under the 2001 Plan, the reacquired stock will not again become available for reissuance under the 2001 Plan.

Terms of Options

        The following is a description of the permissible terms of options under the 2001 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant.

        The exercise price of options granted under the 2001 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board at the time of the grant of the option, (i) by delivery of other Common Stock of the Company, or (ii) in any other form of legal consideration acceptable to the Board.

        Repricing.    In the event of a decline in the value of the Company's Common Stock, the Board does not have the authority, without prior stockholder approval, to offer optionholders the opportunity to replace outstanding higher priced options with new lower priced options.

        Option Exercise.    Options granted under the 2001 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by options granted in the future under the 2001 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2001 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service") terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Common Stock of the Company or by a combination of these means.

        Term.    The maximum term of options under the 2001 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 2001 Plan generally terminate three months after termination of the optionholder's service unless (i) such termination is due to the optionholder's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the optionholder dies before the optionholder's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 18 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

        The option term generally is not extended in the event that exercise of the option within these periods is prohibited. An optionholder's option agreement may provide that if the exercise of the option following the termination of the optionholder's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder's service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

        The optionholder may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 2001 Plan and outstanding options. In that event, the 2001 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 2001 Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

Effect of Certain Corporate Events

        The 2001 Plan provides that, in the event of a sale of substantially all of the assets of the Company or specified types of merger ("Corporate Transaction"), any surviving corporation will be required to either assume options outstanding under the 2001 Plan or substitute similar options for those outstanding under the 2001 Plan. If any surviving corporation declines to assume options outstanding under the 2001 Plan, or to substitute similar options, then, with respect to optionholders whose service has not terminated, the vesting and the time during which such options may be exercised will be accelerated. An outstanding option will terminate if the optionholder does not exercise it before a Corporate Transaction. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

        The Board may suspend or terminate the 2001 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2001 Plan will terminate on November 16, 2010.

        The Board may also amend the 2001 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2001 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the 2001 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 2001 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Incentive Stock Options.    Incentive stock options under the 2001 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

        If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

        Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options.    Nonstatutory stock options granted under the 2001 Plan generally have the following federal income tax consequences:

        There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

        Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

Summary of Other Equity Incentive Plans

        1993 Long-Term Incentive Plan.    The 1993 Long-Term Incentive Plan, as amended ("1993 Plan"), was adopted by the Company to provide a means by which selected directors, officers and employees (including certain consultants) of the Company and its affiliates could be given an opportunity to acquire stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. The 1993 Plan terminated on September 30, 2003. All options granted prior to the termination of the 1993 Plan remain outstanding under their original terms but no additional options may be granted from the 1993 Plan. The 1993 Plan provided for grants or awards of stock options, stock appreciation rights, restricted stock, performance units and incentive shares to employees (including certain consultants) and directors of the Company. Only employees were eligible to receive grants of "incentive stock options" within the meaning of section 422 of the Code under the 1993 Plan.

        A total of 1,800,000 shares had been reserved for grants and awards under the 1993 Plan. As of December 31, 2003, 605,818 shares had been issued under the 1993 Plan, options to purchase an aggregate of 1,183,749 shares at exercise prices ranging from $2.13 to $72.50 per share were outstanding and due to termination of the Plan no shares are or will be available for future grant.

        2000 Nonstatutory Stock Option Plan.    In August 2000, the Company adopted the 2000 Nonstatutory Stock Option Plan (the "2000 NSO Plan") and it was subsequently amended by the Company in November 2000 to allow limited grants to officers and directors. The purpose of the 2000 NSO Plan is to assist the Company in attracting the services of new employees, directors and consultants and retaining the services of current employees, directors and consultants. The 2000 NSO Plan provides a means by which selected employees, directors and consultants of the Company and its affiliates are given an opportunity to purchase stock in the Company thereby enhancing their efforts in the service of the Company and its stockholders. The 2000 NSO Plan provides only for the grant of nonqualified stock options. Such options are intended not to qualify as incentive stock options under the Code. The maximum number of shares of Common Stock that may be issued under the 2000 NSO

Plan is 750,000. In addition, the aggregate number of options granted to officers and directors must be less than 50% of the total number of shares granted under the 2000 NSO Plan. All of the Company's employees are eligible to participate in the 2000 NSO Plan.

        Under the 2000 NSO Plan, the Board or Compensation Committee may provide for the grant of stock options to eligible employees. The Board or Compensation Committee determines certain provisions of each option granted, including the number of shares to be granted to each person and the time such option may be exercised. The exercise price of nonqualified stock options may not be less than 85% of the fair market value of the Common Stock on the date of grant and such options generally include vesting provisions of up to four years. As of December 31, 2003, 75,534 shares had been issued under the 2000 NSO Plan, options to purchase an aggregate of 485,598 shares at exercise prices ranging from $2.13 to $37.00 per share were outstanding and 188,868 shares remained available for future grant.

        Compensation Plans.    The following table presents summary information, with respect to all the Company's equity compensation plans as of September 30, 2003.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,937,614	$8.37	1,011,685
Equity compensation plans not approved by security holders	867,471	$18.45	182,160

Total	3,805,085	$10.67	1,193,845

        The 2000 Nonstatutory Stock Option Plan is the only equity compensation plan of the Company that was effective as of September 30, 2003 that was adopted without the approval of the Company's stockholders. The description of this plan is set forth in "Summary of Other Equity Incentive Plans".

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

Proposal 3

Approval Of Increase In Number Of Authorized Shares Of Common Stock

        The Board has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit C (the "Certificate of Amendment") to increase the Company's authorized number of shares of Common Stock from 40,000,000 shares to 60,000,000 shares.

        The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

        In addition to the 27,951,059 shares of Common Stock outstanding at September 30, 2003, the Board has reserved 4,998,930 shares for issuance under the Company's stock option plans, and up to approximately 1,573,443 shares of Common Stock which may be issued upon exercise of warrants currently held primarily by certain institutional investors, and 142,674 shares of Common Stock for issuance under the Company's 401(k) Plan.

        In December 2003, the Company filed a "shelf" registration statement on Form S-3, pursuant to which it may offer for sale shares of its Common Stock and Preferred Stock, depositary shares, warrants to purchase any of such securities, stock purchase contracts and/or stock purchase units with a total value of up to $75 million. The Company does not presently have any plan, understanding, arrangement, commitment or agreement (written or oral) related to the issuance of Common Stock subsequent to the approval of the increase in the authorized number of shares. However, if the Company is successful in its efforts to sell its securities under the "shelf" registration statement, the Board may, in connection with such sale, either issue or reserve for issuance shares of Common Stock in connection with such sale.

        In addition, the Board desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital (other than as described above), establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products. The Company does not presently have any plan to acquire other businesses or products or to enter into a business combination.

        The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to the Company's 2003 Annual Report to stockholders on Form 10-K.

        The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as "Against" votes.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Proposal 4

Ratification Of Selection Of Independent Auditors

        The Board has selected KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended September 30, 2003 and 2002, and fees billed for other services rendered by KPMG LLP (in thousands).

	2003	2002
Audit fees	$97	$93
Audit related fees (1)	—	19

Audit and audit related fees	97	112
Tax Fees (2)	25	21
All other fees	—	—

Total fees	$122	$133

(1)
Audit related fees consist of fees for auditing the Company's 401(k) Plan.

(2)
Tax fees consisted of fees primarily for tax compliance services.

        The Audit Committee preapproves all audit and permissible non-audit services prior to commencement of services. Mr. Townsen, Audit Committee Chairman, has the delegated authority to preapprove such services and these preapproval decisions are presented to the full Committee at the next scheduled meeting. During fiscal year 2003, the Audit Committee preapproved 100% of the total fees to KPMG. During fiscal year 2002, none of the fees were preapproved by the Audit Committee.

        The Audit Committee has determined the rendering of all other non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

        During the fiscal year ended September 30, 2003, none of the total hours expended on the Company's financial audit by KPMG LLP were provided by persons other than KPMG LLP's full-time permanent employees.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 4.

Security Ownership Of
Certain Beneficial Owners And Management

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 7, 2003 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table, including two former executive officers; (iii) all officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total (2)
Longwood Investment Advisors, Inc 3 Radnor Corporate Center, Suite 300 Radnor, PA 19087-4516	1,659,150	5.92%
Larry G. Stambaugh(3)	1,143,157	3.95%
Kurt R. Gehlsen, Ph.D.(4)	291,820	1.03%
F. Duwaine Townsen(5)	270,968	*
Per-Olof Mårtensson(6)	250,333	*
Theodor H. Heinrichs(7)	199,333	*
Gary E. Frashier(8)	176,000	*
Robert L. Zerbe(9)	45,000	*
Anthony E. Altig(10)	37,500	*
Pam G. Gleason(11)	29,563	*
Wayne P. Yetter(12)	6,250	*
Philippe G. Prokocimer, M.D.(13)	0	*
Karl-Hermann Bremeyer(14)	0	*
All Directors and Officers as a Group (12 persons)(15)	2,449,924	8.12%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Except as otherwise indicated, the Company believes that each of the beneficial owners of the shares listed above, based on information furnished by such owners, has sole investment and voting power with respect to shares indicated as beneficially owned, subject to community property laws where applicable.

(2)
Percentage of beneficial ownership is based on an aggregate of 28,013,617 shares of Common Stock outstanding as of December 7, 2003, adjusted as required by rules promulgated by the SEC.

(3)
Includes 10,000 shares held by Mr. Stambaugh's spouse, and 926,167 shares subject to stock options exercisable within 60 days of December 7, 2003.

(4)
Includes 268,333 shares subject to stock options exercisable within 60 days of December 7, 2003.

(5)
Includes (i) 30,178 shares held jointly by Mr. Townsen and his spouse and (ii) 790 shares held individually by Mr. Townsen's spouse. Also includes 240,000 shares subject to stock options exercisable within 60 days of December 7, 2003.

(6)
Includes 250,000 shares subject to stock options exercisable within 60 days of December 7, 2003.

(7)
Includes 11,000 shares held by Hematec, Inc., Mr. Heinrichs, a director of the Company, is the principal equity shareholder of Hematec, Inc. Mr. Heinrichs disclaims beneficial ownership of all shares held by such entity except to the extent of his pecuniary interest therein, if any. Includes 188,333 shares subject to stock options exercisable within 60 days of December 7, 2003.

(8)
Includes 165,000 shares subject to stock options exercisable within 60 days of December 7, 2003.

(9)
Includes 45,000 shares subject to stock options exercisable within 60 days of December 7, 2003.

(10)
Includes 37,500 shares subject to stock options exercisable within 60 days of December 7, 2003.

(11)
Includes 27,500 shares subject to stock options exercisable within 60 days of December 7, 2003.

(12)
Includes 6,250 shares subject to stock options exercisable within 60 days of December 7, 2003.

(13)
Dr. Prokocimer's employment as an executive officer, the Company's Vice President Drug Development, terminated on September 10, 2003.

(14)
Mr. Bremeyer's employment as an executive officer, the Company's Vice President of European Operations, terminated on March 31, 2003.

(15)
Includes 2,154,083 shares subject to stock options exercisable within 60 days of December 7, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Executive Compensation

Compensation of Directors

        During the fiscal year ended September 30, 2003, each non-employee director of the Company received an annual fee of $15,000 and a per-meeting fee of $1,500, if attended in person, or $1,000 if attended by telephone. Each non-employee director also received a fee of $1,000 per committee meeting attended ($1,500 per committee meeting attended in the capacity as that committee's chairperson).

        In addition, each non-employee director received an automatic stock option grant of 25,000 shares of Common Stock under either the 1993 Plan, the 2000 NSO Plan, or the 2001 Plan upon his initial election to the Board, and 25,000 shares if he attended at least 75% of the meetings held during his first fiscal year. Each non-employee director also received an automatic stock option grant of 20,000 shares of Common Stock under either the 1993 Plan, the 2000 NSO Plan, or the 2001 Plan upon his reelection to the Board, and 20,000 shares annually thereafter if he attended at least 75% of the meetings held during a fiscal year. The exercise price of the grants to directors is equal to the fair market value of the Common Stock subject to the option on the date of the option grant. Non-employee directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Consistent with the foregoing, the Company's goal is to provide non-employee directors with stock options covering approximately 170,000 shares by the end of two three-year terms.

Executive Officers of the Company

        The executive officers of the Company, their positions with the Company and experience are set forth below.

Name	Position(s)	Age	Year in Which He/She Became an Executive Officer
Larry G. Stambaugh	President and Chief Executive Officer	56	1993
Kurt R. Gehlsen, Ph.D.	Senior Vice President, and Chief Scientific Officer	47	1996
Pam G. Gleason	Vice President, Human Resources	37	2002
Anthony E. Altig	Vice President, Finance, Chief Financial Officer and Secretary	47	2002
Sharon A. Tonetta, Ph.D.	Vice President, Drug Development	49	2003

        The officers of the Company hold office at the discretion of the Board. During fiscal year 2003, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during fiscal year 2004.

        Larry G. Stambaugh has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company. Mr. Stambaugh received a B.A. in business administration from Washburn University and is a certified public accountant.

        Kurt R. Gehlsen, Ph.D. has served as the Company's Senior Vice President, Chief Scientific Officer since 2002. Dr. Gehlsen joined the Company as Chief Technical Officer and Vice President, Development in 1996. From 1991 to 1995, Dr. Gehlsen served as Chairman of the Board of Directors, President and Chief Executive Officer of Trauma Products, Inc., a biomedical company. From 1989 to 1991, Dr. Gehlsen served as Senior Research Scientist and Head, Division of Molecular and Cellular Biology, Pharmacia Experimental Medicine Division of Pharmacia, Inc., a biopharmaceutical company and as Vice President, Chief Operating Officer and Director of Molecular and Cellular Biology for the La Jolla Institute for Experimental Medicine. Dr. Gehlsen received a B.S. in biology from the University of Arizona and a Ph.D. from the University of Arizona College of Medicine.

        Pam G. Gleason has served as the Company's Vice President, Human Resources since June 2002. Ms. Gleason joined the Company in 2000 as the Senior Director, Human Resources. From 1996 to 2000, she served in Human Resource Management at Agouron Pharmaceuticals and ultimately Pfizer Inc. which acquired Agouron. From 1995 to 1996, Ms. Gleason worked as a recruiter for the Eastridge Group. From 1991 to 1994, Ms. Gleason worked in Human Resources and Operations Management at Macy's San Francisco. Ms. Gleason received a B.A. in Psychology from the University of California at Davis and an M.S. in Industrial/Organizational Psychology from San Diego State University.

        Anthony E. Altig has served as the Company's Vice President, Finance, Chief Financial Officer and Secretary since October 2002. From 2000 to 2001, Mr. Altig served as Executive Vice President and Chief Financial Officer for NBC Internet. From 1998 to 2000 Mr. Altig served as Executive Partner and Chief Accounting Officer for USWeb Corporation, an internet professional services firm. From 1988 to 1998 Mr. Altig worked with Price Waterhouse, an international professional service firm. From 1982 to 1988 he worked with KPMG Peat Marwick, an international professional service firm. Mr. Altig is a certified public accountant and has a B.B.A. from the University of Hawaii.

        Sharon A. Tonetta, Ph.D. joined the Company in December 2003 as Vice President, Drug Development. From 2000 to 2003, Dr. Tonetta served as Vice President, Global Clinical Research and Development for Baxter Healthcare. From 1997 to 2000, she served as Director, Medical Affairs and Clinical Development for Baxter Healthcare. From 1994 to 1997, Dr. Tonetta worked as the Director, Clinical Affairs and from 1991 to 1994 as Associate Director, Clinical Affairs for Alpha Therapeutic Corporation. Dr. Tonetta received a B.A. in biology from Cornell College, an M.S. in regulatory biology from DePaul University and a Ph.D. from Michigan State University.

Compensation of Executive Officers

        The following table shows for each of the three fiscal years ending September 30, 2003, 2002 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other three most highly compensated executive officers at September 30, 2003 whose salary and bonus was in excess of $100,000, and two former executive officers who departed from the Company in fiscal year 2003 (collectively, the "Named Executive Officers"):

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Number of Securities Underlying Options
Name and Principal Position(1)	Year	Salary ($)	Bonus ($) (2)		All Other Compensation ($) (3)
Larry G. Stambaugh President and Chief Executive Officer	2003 2002 2001	425,000 425,000 400,000	75,000 40,000 65,000	— 450,000 400,000	6,757 5,725 5,261
Kurt R. Gehlsen, Ph.D. Senior Vice President, and Chief Scientific Officer	2003 2002 2001	270,000 270,000 260,000	25,000 25,000 30,000	— 125,000 250,000	4,384 5,250 5,261
Anthony E. Altig(3) Vice President, Finance, Chief Financial Officer and Secretary	2003 2002 2001	225,000 — —	25,000 — —	150,000 — —	64,781 — —
Philippe G. Prokocimer, M.D.(4) Former Vice President, Drug Development	2003 2002 2001	285,498 208,939 —	— 25,000 —	— 155,000 —	8,927 179,843 —
Karl-Hermann Bremeyer(5) Former Vice President, European Operations	2003 2002 2001	159,840 273,539 66,716	— — —	— 20,000 100,000	— — —
Pam G. Gleason(6) Vice President, Human Resources	2003 2002 2001	170,000 156,667 —	30,000 — —	— 30,000 —	4,842 4,675 —

(1)
The principal position for each of the Named Executive Officers reflects the offices and titles held by each of them for the fiscal year ended September 30, 2003.

(2)
Bonuses are reflected in the fiscal year earned.

(3)
All Other Compensation is comprised of the Company's nondiscretionary matching contribution to its 401(k) plan with the exception of a $60,000 hiring bonus paid to Mr. Altig. Mr. Altig's employment commenced on October 1, 2002

(4)
Dr. Prokocimer's employment as an executive officer, the Company's Vice President, Drug Development, commenced on January 2, 2002 and terminated on September 10, 2003.

(5)
Mr. Bremeyer's employment as an executive officer, the Company's Vice President, European Operations, commenced on July 1, 2001 and terminated on March 31, 2003.

(6)
Ms. Gleason became an executive officer on June 1, 2002 with her promotion to Vice President, Human Resources.

Stock Option Grants And Exercises

        The following tables show for the fiscal year ended September 30, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers under the 1993 Plan, the 2000 NSO Plan and the 2001 Plan and a direct option grant:

Options Granted in Last Fiscal Year

Individual Grants
Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation for Option Term (3)
% Total Options Granted to Employees In Fiscal Year (2)
Number of Securities Underlying Options Granted
Name				Exercise Price ($/Sh)	Expiration Date
						5%($)	10% ($)
Larry G. Stambaugh	—		—	—	—	—	—
Kurt R. Gehlsen, Ph.D.	—		—	—	—	——
Anthony E. Altig	150,000	(1)	43.9%	2.10	10/4/12	198,450	500,850
Philippe G. Prokocimer, M.D.	—		—	—	—	—	—
Karl-Hermann Bremeyer	—		—	—	—	—	—
Pam G. Gleason	—		—	—	—	—	—

(1)
These options become exercisable over a 4-year period with 25% vesting annually.

(2)
Based on options to purchase 341,950 shares granted to employees in the fiscal year ended September 30, 2003, including the Named Executive Officers.

(3)
Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159% respectively.

Aggregated Option Exercises and Fiscal Year (FY) End Option Values

					Value of Unexercised In-the-Money Options at September 30, 2003(2)
	Number of Shares Acquired on Exercise		Number of Securities Underlying Unexercised Options at September 30, 2003
Name		Value Realized(1)			Exercisable ($)	Unexercisable ($)
			Exercisable	Unexercisable
Larry G. Stambaugh	—	—	913,667	275,000	1,937,250	87,750
Kurt R. Gehlsen, Ph.D.	—	—	263,332	150,000	541,700	46,800
Anthony E. Altig	—	—	—	150,000	—	640,500
Philippe G. Prokocimer, M.D.	—	—	—	—	—	—
Karl-Hermann Bremeyer	—	—	—	—	—	—
Pam G. Gleason	—	—	27,500	22,500	66,650	41,150

(1)
Represents the fair market value of the underlying shares on the date of exercise less the exercise price.

(2)
Fair market value of the Company's Common Stock at September 30, 2003 ($6.37 per share), minus the exercise price of the options.

Employment Agreements, Severance and Change of Control

        Pursuant to an executive employment agreement between the Company and Larry G. Stambaugh, the Chairman, President and Chief Executive Officer of the Company, effective as of October 1, 2003, Mr. Stambaugh receives an annual salary of not less than $450,000, an annual bonus in an amount up to 35% of his annualized base salary and equity compensation as determined by the Board of Directors. The employment agreement also provides that, if Mr. Stambaugh's employment is terminated without cause or upon constructive discharge, he will receive a severance payment equal to his then annual base salary plus health care insurance coverage for a three year period. Mr. Stambaugh's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

        Pursuant to an executive employment agreement between the Company and Kurt R. Gehlsen, Ph.D., Senior Vice President and Chief Scientific Officer of the Company, dated October 1, 2003, Dr. Gehlsen receives an annual salary of not less than $280,000 and an annual bonus in an amount up to 25% of his annualized base salary and equity compensation as determined by the Board of Directors. The employment agreement provides that if Dr. Gehlsen's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Dr. Gehlsen's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

        Pursuant to an executive employment agreement between the Company and Anthony E. Altig, Chief Financial Officer, Vice President, Finance, and Corporate Secretary of the Company, dated October 1, 2003, Mr. Altig receives an annual salary of not less than $235,000 and an annual bonus in an amount up to 25% of his annualized base salary and equity compensation as determined by the Board of Directors. The employment agreement provides that if Mr. Altig's employment is terminated without cause he will be entitled to continuation of his then base salary and health benefits for six months. Mr. Altig's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company.

        Pursuant to an executive employment agreement between the Company and Pam G. Gleason, Vice President, Human Resources of the Company, dated October 1, 2003, Ms. Gleason receives an annual salary of not less than $185,000 and an annual bonus in an amount up to 20% of her annualized base salary and equity compensation as determined by the Board of Directors. The employment agreement provides that if Ms. Gleason's employment is terminated without cause she will be entitled to continuation of her then base salary and health benefits for six months. Ms. Gleason's stock option agreements subsequent to her promotion to an executive officer provide that such options will become fully exercisable in the event her employment is terminated without cause or following a change in control of the Company.

Report Of The Compensation Committee Of The Board Of Directors
On Executive Compensation(1)

         The Compensation Committee, composed solely of outside directors, makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Frashier, Mårtensson and Zerbe.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Philosophy

        The Board's executive compensation program strongly links management pay with the Company's annual and long-term performance. The program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive cash bonus awards which are payable upon the Company's achievement of annual financial and management objectives approved by the Board; and long-term incentive opportunities in the form of stock options and other equity incentives which strengthen the mutuality of interest between management and the Company's stockholders. Each executive officer's target total annual compensation (i.e., salary plus bonus) is determined after a review of independent survey data regarding similarly situated executives at firms in the Company's industry. In general, total annual compensation is targeted at least at the median of the firms comprising the survey data. The firms included in the survey data are representative but are not identical to the peer group index used to compare stockholder returns. While the income tax implications of the compensation program to the Company and its division executive officers are continually assessed, including the $1 million per covered employee limitation on the compensation expenses deductible by the Company, they are not presently a significant factor in the administration of the program.

        The Company strives to provide compensation opportunities that emphasize effectively rewarding management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of Common Stock. The following is a discussion of each of the elements of the Company's executive compensation program including a description of the decisions and actions taken by the Committee with respect to compensation in fiscal year 2003 for the Chief Executive Officer and all executive officers as a group.

Management Compensation Program

        Compensation paid to the Company's executive officers for fiscal 2003 (as reflected in the foregoing tables with respect to the Named Executive Officers) consisted of the following elements: base salary, annual incentive cash bonuses under the Company's incentive bonus plans, stock options and other equity incentives under the Incentive Plan, and other grants of options to purchase the Company's Common Stock.

Base Salary

        With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors, including recommendations of the Chief Executive Officer (other than with respect to his compensation), the executive's levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company's industry. Base salaries generally are targeted at least at the median of the firms comprising the survey data for such comparable companies. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements.

Annual Incentive Bonus Program

        The Company's incentive bonus program for its executive officers (including the Named Executive Officers) is based on the achievement of annual performance targets and other management objectives which are established annually, but which are subject to adjustment as the Committee deems appropriate. The Company's targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal-building stockholder value. For fiscal 2003 these goals were:

  •
  Further the advancement of the clinical development of Ceplene in high-value areas such as hepatitis C and liver disease.

  •
  Accelerate research efforts to broaden the advancement of all core technologies into high-return areas.

  •
  Establish additional corporate partnerships to further develop the Company's drug candidates.

  •
  Increase the awareness and acceptance of the Company's technologies in global scientific meetings.

  •
  Effectively manage costs.

  •
  Manage, retain and recruit key company personnel.

        Final calculation of the Company's financial performance and determination and payment of the awards is made as soon as is practicable after the completion of the Company's fiscal year. Individual incentive bonus awards to executive officers for the Company's 2003 fiscal year were determined by the Committee based on its subjective assessment of the aforementioned factors and were paid after its conclusion.

Long-Term Incentives

        As described in Proposal 2, the Company's long term incentive program consists of the 2000 NSO Plan and the 2001 Plan as well as the outstanding options under the terminated 1993 Plan (collectively, the "Incentive Plans"). Discretionary stock-based awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. The compensatory and administrative features of the Incentive Plans conform in all material respects to the design of standard comparable plans in industry and are, in the Committee's estimation, fair and reasonable.

        Stock options granted to the Company's executive officers and other employees of the Company typically include vesting provisions of up to four years. The Committee believes that by rationing the exercisability of these stock options over future years, the executive retention impact of the Incentive Plans will be strengthened and management's motivation to enhance the value of the Company's stock will be constructively influenced. In determining the level of stock option grants, the Committee considers, but does not formally weigh performance and the incentive compensation provided to similarly situated executives within the industry.

Chief Executive Officer Compensation

        Mr. Stambaugh's annual incentive bonus award for fiscal 2003 was earned under the same plan applicable to all other executive officers of the Company. Based on the performance of the Company in the prior fiscal year and the Committee's subjective assessment of Mr. Stambaugh's ongoing personal performance in the position of Chief Executive Officer, Mr. Stambaugh received an annual incentive bonus award equal to approximately 18% of his fiscal 2003 year-end salary. Among the factors considered by the Committee in its consideration of Mr. Stambaugh's bonus were furthering the advancement of the clinical development of Ceplene in high-value areas such as hepatitis C and liver disease, accelerating research efforts to broaden the advancement of all core technologies into high-return areas, establishing additional corporate partnerships to further develop the Company's drug candidates, effectively managing costs, and managing, retaining and recruiting key company personnel.

        Mr. Stambaugh was not granted any stock options during the year ended September 30, 2003. On November 20, 2003, Mr. Stambaugh was granted an option to purchase 100,000 shares at $6.72 per share (the then current fair market value of the Company's Common Stock). 25% of the options vest annually commencing on the anniversary date of the grant.

Section 162(m) Of The Internal Revenue Code

        Section 162(m) of the Code generally limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        The Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit, will exceed $1 million. The Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation" under Section 162(m) of the Code. The Compensation Committee has not yet established a policy for determining which other forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                      Gary E. Frashier, Chairman
                      Per-Olof Mårtensson
                      Robert L. Zerbe, M.D.

Compensation Committee Interlocks and Insider Participation

        None of the Company's executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee.

Performance Measurement Comparison(1)

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The following graph shows a comparison of cumulative total returns on an investment of $100 cash on September 30, 1998 in the Company for (i) the Company's Common Stock (ii) the Nasdaq Biotechnology Index and (iii) the Standard & Poor's 500 Index. The graph assumes that all dividends have been reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MAXIM PHARMACEUTICALS, INC., THE S & P 500 INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

MAXIM PHARMACEUTICALS, INC.	100.00	57.81	410.13	26.67	14.38	43.00
S & P 500	100.00	127.81	144.78	106.24	84.48	105.09
NASDAQ BIOTECHNOLOGY	100.00	211.77	452.23	287.17	186.07	280.82

*
$100 invested on 9/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Certain Transactions

        In April 2001, the Company became a guarantor on a total of $1,600,000 in loans made by a bank to three officers of the Company, Kurt R. Gehlsen, Dale A. Sander and Geoff B. Altman in the amounts of $1,120,000, $160,000 and $320,000, respectively. Under the guarantor agreement, the Company granted the bank a security interest in a $1,600,000 certificate of deposit as collateral for the loans the bank made to the officers. The purpose of the guarantees was to allow the payment of income taxes associated with the exercise of stock options. The Board determined that it was in the Company's best interest to provide the guarantee to avoid the necessity of the officers selling personal holdings of the Company's securities during a period of depressed market prices. In July 2002, the loans from the bank to the two officers and one then former officer were amended which resulted in the Company increasing its guarantee, and corresponding certificate of deposit, to $1,800,000. These loans are due in July 2004. No assets are held as collateral for the guarantees; however, in a case of default the Company would pursue collection from the individuals. During the fourth quarter of fiscal year 2002, the Company determined it was probable that Dr. Gehlsen would not have the ability to repay his loan. Therefore, the Company recorded a liability in the amount of $900,000. The Company intends to collect from Dr. Gehlsen any amounts that may ultimately be paid by the Company to the bank as a result of the guarantee on his behalf.

        In December 2000, the Company entered into a secured revolving promissory note with Larry G. Stambaugh, the Company's President and Chief Executive Officer. The purpose of the agreement was to allow the repayment of margin loans associated with the exercise of stock options, the payment of income taxes associated with such exercises and the purchase of a residence. The Board determined that it was in the Company's best interest to provide the loan to Mr. Stambaugh to avoid the necessity of selling personal holdings of the Company's securities during a period of depressed market prices. The note, as amended, bears interest at an annual rate of 4.0% and is secured by Mr. Stambaugh's outstanding options and shares of Common Stock. In the fourth quarter of fiscal year 2002, the Company determined that the note to Mr. Stambaugh had become impaired because the Company determined that the officer did not have the ability to repay the loan in full when due. Accordingly, the Company recorded an allowance on this note in the amount of $700,000. In December 2003 and 2002, Mr. Stambaugh paid the Company $122,000 of interest due on the note. The note receivable from Mr. Stambaugh came due on December 8, 2002. As of the date the note came due, Mr. Stambaugh did not have the liquid assets necessary to repay the loan. The Company is reviewing its options and alternatives and intends to collect the outstanding principal and interest owed under the loan. As of January 1, 2004, the outstanding principal and interest balance on the note was $2,850,000 and $203,058, respectively.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are stockholders of the Company will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. You may also direct your written request for a separate proxy statement and annual report to: Investor Relations, Maxim

Pharmaceuticals, Inc., 8899 University Center Lane, Suite 400, San Diego, California 92122 or contact John D. Prunty at (858) 453-4040. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Other Matters

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      /s/  ANTHONY E. ALTIG

                      Anthony E. Altig
                      Secretary

January 16, 2004

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, MAXIM PHARMACEUTICALS, INC., 8899 UNIVERSITY CENTER LANE, SUITE 400, SAN DIEGO, CALIFORNIA 92122. THE COMPANY'S SEC FILINGS ARE ALSO AVAILABLE AT THE COMPANY'S WEBSITE AT "HTTP://WWW.MAXIM.COM" OR THE SEC'S WEBSITE AT "HTTP://WWW.SEC.GOV".

EXHIBIT A

MAXIM PHARMACEUTICALS, INC.

CHARTER OF THE AUDIT COMMITTEE

Purpose and Policy

        The primary purpose of the Audit Committee shall be to act on behalf of the Board of Directors of Maxim Pharmaceuticals, Inc. (the "Company") in fulfilling the Board's oversight responsibilities with respect to the Company's corporate accounting and reporting practices and the quality and integrity of the Company's financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company's independent outside auditors (the "Auditors") and, if and when established, the performance of the Company's internal audit function. The Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

        The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the Auditors, the Company's financial management and internal auditors, if applicable.

Composition

        The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and experience requirements of the Nasdaq National Market ("Nasdaq") applicable to audit committee members as in effect from time to time when and as required by Nasdaq and applicable governmental regulations. To the extent mandated by the requirements of Nasdaq, at least one member of the Committee shall be a "financial expert" within the meaning of such requirements.

Meetings and Minutes

        The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

Authority

        The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company's expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to require that any of the Company's personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities

        The primary responsibility of the Audit Committee shall be to oversee the Company's financial reporting process (including direct oversight of the Auditors) on behalf of the Board and to report the results of these activities to the Board. The Committee's functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee's purpose and policy, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Committee may supplement or (except as otherwise required by law or the applicable rules of Nasdaq) deviate from these activities as appropriate under the circumstances:

        1.     To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm's most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

        2.     To determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors' engagement letters, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

        3.     To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

        4.     To monitor the rotation of the partners of the Auditors on the Company's audit engagement team as required by applicable law and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

        5.     At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

        6.     To consider and, if deemed appropriate, adopt a policy regarding Audit Committee preapproval of employment by the Company of individuals formerly employed by the Company's Auditors and engaged on the Company's account.

        7.     To review, upon completion of the audit, the financial statements proposed to be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

        8.     To discuss with the Auditors and management results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the Auditors (whether "passed" or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61.

        9.     To discuss with management and the Auditors the results of the Auditors' review of the Company's quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company's Quarterly Report

on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

        10.   To review and discuss with management and the Auditors, as appropriate, the Company's disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the Securities and Exchange Commission.

        11.   To review and discuss with management and the Auditors, as appropriate, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information (including the use of pro forma information) to be disclosed or the type of presentation to be made.

        12.   To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

        13.   To review and discuss with management and the Auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures.

        14.   To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

        15.   To review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management's response, if any, to such letter.

        16.   To review with the Auditors communications between the audit team and the firm's national office with respect to accounting or auditing issues presented by the engagement.

        17.   To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts regarding financial reporting.

        18.   To confer with the Auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal auditing, if applicable, and financial reporting controls in effect, including responsibilities, budget and staff of the internal audit function, if applicable, and any special audit steps taken in the event of material control deficiencies, and to review the appointment or replacement of the senior internal audit executive or manager.

        19.   Periodically, to meet in separate sessions with the Auditors, the internal auditors, if applicable, and senior management to discuss any matters that the Audit Committee, the Auditors, the internal auditors or senior management believe should be discussed privately with the Committee.

        20.   To consider and review with management, the Auditors and outside counsel, as appropriate and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

        21.   To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        22.   To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company's financial statements, compliance programs and policies if, in the judgment of the Audit Committee, such review is necessary or appropriate.

        23.   To review the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Ethical Conduct, including review and approval of insider and affiliated-party transactions.

        24.   To investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

        25.   To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        26.   To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

        27.   To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance or independence of the Company's Auditors, the performance of the Company's internal audit function, if applicable, or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

        28.   To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

        It shall be the responsibility of management to prepare the Company's financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Committee's responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

EXHIBIT B

MAXIM PHARMACEUTICALS, INC.
2001 INCENTIVE STOCK OPTION PLAN

Adopted November 17, 2000
Approved By Stockholders March 7, 2001
As Amended by the Board of Directors on December 19, 2001
Amendment Approved by Stockholders March 1, 2002
As Amended by the Board of Directors on December 17, 2002
Amendment Approved by Stockholders on February 20, 2003
As Amended by the Board of Directors on November 17, 2003
Amendment Approved by Stockholders on                        , 2004
Termination Date: November 16, 2010

1.     PURPOSES.

        (a)    Eligible Option Recipients.    The persons eligible to receive Options are the Employees, Directors and Consultants of the Company and its Affiliates.

        (b)    Available Options.    The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Options: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

        (c)    General Purpose.    The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.     DEFINITIONS.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended.

        (d)   "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e)   "Common Stock" means the common stock of the Company.

        (f)    "Company" means Maxim Pharmaceuticals, Inc., a Delaware corporation.

        (g)   "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (h)   "Continuous Service" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i)    "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j)    "Director" means a member of the Board of Directors of the Company.

        (k)   "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (l)    "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

           (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p)   "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (q)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (r)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (t)    "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (u)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (v)   "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (w)  "Plan" means this Maxim Pharmaceuticals, Inc. 2001 Incentive Stock Option Plan.

        (x)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (y)   "Securities Act" means the Securities Act of 1933, as amended.

        (z)   "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.     ADMINISTRATION.

        (a)    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Option; and the number of shares of Common Stock with respect to which an Option shall be granted to each such person.

           (ii)  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii)  To amend the Plan or an Option as provided in Section 11.

          (iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)   Delegation to Committee.

        (i)    General.    The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

        (ii)    Committee Composition when Common Stock is Publicly Traded.    At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and /or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.     SHARES SUBJECT TO THE PLAN.

        (a)    Share Reserve.    Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate four million two hundred fifty thousand (4,250,000) shares of Common Stock.

        (b)    Reversion of Shares to the Share Reserve.    If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

        (c)    Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     ELIGIBILITY.

        (a)    Eligibility for Specific Options.    Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)    Section 162(m) Limitation.    Subject to the provisions of Section 10 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than three hundred seventy-five thousand (375,000) shares of Common Stock during any calendar year.

        (d)    Consultants.

          (i)  A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

         (ii)  Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)    Term.    Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)    Exercise Price of an Incentive Stock Option.    Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)    Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d)    Consideration.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock or (2) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made in any manner other than cash.

        (e)    Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g)    Vesting Generally.    The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h)    Termination of Continuous Service.    In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (i)    Extension of Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j)    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (k)    Death of Optionholder.    In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (l)    Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.     COVENANTS OF THE COMPANY.

        (a)    Availability of Shares.    During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

        (b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

8.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.

9.     MISCELLANEOUS.

        (a)    Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

        (b)    Stockholder Rights.    No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

        (c)    No Employment or other Service Rights.    Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e)    Investment Assurances.    The Company may require an Optionholder, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring Common Stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations.    To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of Common Stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

        (g)    Cancellation and Re-Grant of Options.    The Board shall not have the authority to effect, at any time, without stockholder approval, either (1) the repricing of any outstanding Options under the Plan and /or (2) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

10.   ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)    Capitalization Adjustments.    If any change is made in the Common Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)    Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

        (c)    Asset Sale, Merger, Consolidation or Reverse Merger.    In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Corporate Transaction"), then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised at or prior to the Corporate Transaction. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised at or prior to the Corporate Transaction.

11.   AMENDMENT OF THE PLAN AND OPTIONS.

        (a)    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)    Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)    No Impairment of Rights.    Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

        (e)    Amendment of Options.    The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)    Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

13.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.   CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

EXHIBIT C

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MAXIM PHARMACEUTICALS, INC.

        MAXIM PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1.     The name of the corporation is Maxim Pharmaceuticals, Inc.

        2.     The Corporation was originally incorporated on September 24, 1954, under the name "Wilco Oil & Minerals, Corp."

        3.     This Certificate of Amendment amends certain provisions of the Amended and Restated Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

        4.     Paragraph A of Article IV shall be amended to read in its entirety as follows:

    "A.    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the corporation shall have authority to issue is Sixty-Five Million (65,000,000) shares consisting of (a) Sixty Million (60,000,000) shares of Common Stock, each having a par value of one tenth of one cent ($.001) and (b) Five Million (5,000,000) shares of Preferred Stock, each having a par value of one tenth of one cent ($0.001)."

        IN WITNESS WHEREOF, Maxim Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this    day of February 2004.

MAXIM PHARMACEUTICALS, INC.
By:
Larry G. Stambaugh, President and Chief Executive Officer

C-1

MAXIM PHARMACEUTICALS, INC.
PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 19, 2004

        The undersigned hereby (i) acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 16, 2004, relating to the Annual Meeting of Stockholders of MAXIM PHARMACEUTICALS, INC. (the "Company") to be held on Thursday, February 19, 2004, at 9:00 a.m. EST at the Waldorf Astoria, Norse Suite, 301 Park Avenue, New York, New York 10022, and (ii) appoints Larry G. Stambaugh and Anthony E. Altig as proxies, with full power of substitution, and authorizes them, or either of them, to vote all shares of Common Stock of the Company standing in the name of the undersigned at said meeting or any postponement, continuation and adjournment thereof, with all powers that the undersigned would possess if personally present, upon the matters specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

        STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY CARD.

        THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

☒	Please mark your votes as in this example using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND
EACH OF THE PROPOSALS LISTED BELOW.

		FOR the nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees listed below.			FOR	AGAINST	ABSTAIN
1.	To elect three directors to hold office until the 2007 Annual Meeting of Stockholders. Nominees: Per-Olof Mårtensson Larry G. Stambaugh Wayne P. Yetter	☐	☐	2.	To approve the Company's 2001 Incentive Stock Option Plan, as amended, to increase the aggregate number of shares authorized for issuance thereunder from a total of 2,750,000 shares to 4,250,000 shares.	☐	☐	☐
To withhold authority to vote for any nominee, write such nominee's name below:				3.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 60,000,000 shares.	☐	☐	☐
				4.	To ratify the Board of Directors' selection of KPMG LLP as the Company's independent public accountants for the the fiscal year ended September 30, 2004.	☐	☐	☐
					Please check this box if you plan to attend the meeting.			☐

		Date:	, 2004

Signature (title, if any)	Signature, if held jointly
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, date, sign and mail this proxy card in the envelope provided. No postage is required for domestic mailing.

QuickLinks

Proposal 1 Election Of Directors
The Board Of Directors Recommends A Vote In Favor Of Each Named Nominee.
Proposal 2 Approval Of Additional Shares For Issuance Under 2001 Incentive Stock Option Plan, As Amended
The Board Of Directors Recommends A Vote In Favor Of Proposal 2.
Proposal 3 Approval Of Increase In Number Of Authorized Shares Of Common Stock
The Board Of Directors Recommends A Vote In Favor Of Proposal 3.
Proposal 4 Ratification Of Selection Of Independent Auditors
The Board Of Directors Recommends A Vote In Favor Of Proposal 4.
Security Ownership Of Certain Beneficial Owners And Management
Executive Compensation
Summary Compensation Table
Stock Option Grants And Exercises
Employment Agreements, Severance and Change of Control
Report Of The Compensation Committee Of The Board Of Directors On Executive Compensation(1)
Certain Transactions
Householding of Proxy Materials
Other Matters
EXHIBIT A MAXIM PHARMACEUTICALS, INC. CHARTER OF THE AUDIT COMMITTEE
EXHIBIT B MAXIM PHARMACEUTICALS, INC. 2001 INCENTIVE STOCK OPTION PLAN Adopted November 17, 2000 Approved By Stockholders March 7, 2001 As Amended by the Board of Directors on December 19, 2001 Amendment Approved by Stockholders March 1, 2002 As Amended by the Board of Directors on December 17, 2002 Amendment Approved by Stockholders on February 20, 2003 As Amended by the Board of Directors on November 17, 2003 Amendment Approved by Stockholders on , 2004 Termination Date: November 16, 2010
EXHIBIT C CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MAXIM PHARMACEUTICALS, INC.